UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported): May 17, 2007

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-33037	20-1417448
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1770 Timberwood Boulevard

Suite 100

Charlottesville, Virginia 22911

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (434) 973-5242

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 17, 2007, the Board of Directors of Southern National Bancorp of Virginia, Inc. increased the number of directors on the Board to 8 members and appointed Mr. Fred Bollerer to serve as a director until the next annual shareholders’ meeting. There is no arrangement or understanding with any person pursuant to which Mr. Bollerer was selected as a director, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K. Mr. Bollerer was appointed to serve on the Audit Committee and the Compensation Committee of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.

Date: May 22, 2007	By:	/s/ William H. Lagos
William H. Lagos
Senior Vice President and Chief Financial Officer